Exhibit 3.1

PENNSYLVANIA DEPARTMENT OF STATE
CORPORATION BUREAU
Articles of Incorporation For Profit

Entity Number	Business-stock (§ 1306)	Management (§ 2703)
3250717	Business-nonstock (§ 2102)	Professional (§ 2903)
	Business-statutory close (§ 2303)	Insurance (§ 3101)
Cooperative (§ 7102)

Name		Document will be returned turned to the
Charles Barkley, Your Incorporation.com		name and address you enter to the left.
Address
6201 Fairview Road, Suite 200
City State Zip Code
Charlotte, NC 28210

Fee: $125	Filed in the Department of State on Sep 21 2004

Secretary of the Commonwealth

    In compliance with the requirements of the applicable provisions (relating to corporations and unincorporated associations), the undersigned, desiring to incorporate a corporation for profit, hereby states that:

1. The name of the corporation (corporate designator required, i.e., “corporation”,” incorporated”, “limited” “company” or any abbreviation. “Professional corporation” or “P.C”):

Bluesky Systems, Corp.

2. The (a) address of this corporation’s current registered office in this Commonwealth (post office box, alone, is not acceptable) or (b) name of its commercial registered office provider and the county of venue is:

(a) Number and Street City State Zip County
1139 Oakwood Drive Jefferson Hills, Pennsylvania 15025-3083 Allegheny

(b) Name of Commercial Registered Office Provider County
c/o: David S Bloom, Esquire Allegheny

3. The corporation is incorporated under the provisions of the Business Corporation Law of 1988.

4. The aggregate number of shares authorized: 50,000,000

5. The name and address, including number and street, if any, of each incorporator (all incorporators must sign below):

Name Address
Charles Barkley, Your Incorporation.com 6201 Fairview Road, Suite 200 Charlotte, NC 28210

6. The specified effective date, if any: .
month/day/year hour, if any

7. Additional provisions of the articles, if any, attach an 8½ by 11 sheet.

8. Statutory close corporation only: Neither the corporation nor any shareholder shall make an offering of any of its shares of any class that would constitute a “public offering” within the meaning of the Securities Act of 1933 (15 U.S.C. 77a et seq.)

9. Cooperative corporations only: Complete and strike out inapplicable term: The common bond of membership among its members/shareholders is: .

IN TESTIMONY WHEREOF, the incorporator(s) has/have signed these Articles of Incorporation this day of , . Signature Signature